EXHIBIT 99.1

Establishment Labs Announces Transition to a Direct Sales Force in Germany and Spain During its 4th Annual World Symposium on Ergonomic Implants

NEW YORK, October 4, 2018 (GLOBE NEWSWIRE) – Establishment Labs Holdings, Inc. (NASDAQ: ESTA), a medical technology company focused on improving patient safety and aesthetic outcomes, initially in the breast aesthetics and reconstruction market, announced today at the Annual World Symposium on Ergonomic Implants that it has entered into definitive asset purchase agreements with its German and Spanish exclusive distributors to acquire certain assets.
Under the terms of the agreements, Menke Med GmbH and Motiva Matrix Spain SL, respectively the exclusive distributors of Motiva in Germany and Spain, will transfer distribution arrangements to Establishment Labs. Establishment Labs will acquire all product inventory and customer relationships, effective November 26, 2018 in Germany and October 29, 2018 in Spain.
“These agreements are an important step forward for Establishment Labs as we invest in our sales strategy to meet the growing demand in Europe,” said Juan José Chacón-Quirós, Founder and Chief Executive Officer of Establishment Labs. “Our distributor partners have given us strong starts in Germany and Spain, and by acquiring these assets we will be able to capitalize on our early success to transition to a direct sales force that should allow us to continue to expand our market position.”
The company currently sells products in more than 60 countries and employs a direct sales force strategy in a number of these markets, including Brazil, United Kingdom, France, Sweden, Denmark and Norway.
Coinciding with this asset purchase announcement, Establishment Labs is hosting its fourth annual World Symposium on Ergonomic Implants. During this event, Establishment Labs gathers leading physicians, scientists and industry experts from across the globe to discuss techniques and state-of-the-art technologies that are shaping the future of breast aesthetic and reconstructive surgeries.
“We value the opportunity to bring together the world’s leading plastic surgeons and scientists to learn and share best practices on the latest innovations in breast surgery,” added Chacón-Quirós. “Ergonomy is transforming the field of breast surgery, and it is an honor to be at the forefront of this transformation and have the opportunity to drive meaningful industry collaboration.”

About Establishment Labs
Establishment Labs Holdings, Inc. (NASDAQ: ESTA) is a global medical technology company focused on improving patient safety and aesthetic outcomes, initially in the breast aesthetics and reconstruction market, by designing, developing, manufacturing and marketing an innovative portfolio of silicone gel-filled breast implants, branded as Motiva Implants®, the centerpiece of the MotivaImagine® platform. Motiva Implants® are produced at two FDA compliant state-of-the-art facilities in Costa Rica and currently sold in over 60 countries through exclusive distributors or the Company’s direct salesforce. In March 2018, Establishment Labs received approval for an investigational device exemption (IDE) from the FDA and initiated the Motiva Implant® clinical trial in the United States in April 2018. In addition to Motiva Implants®, Establishment Labs’ product and technologies portfolio includes the Divina® 3D Simulation System, Puregraft and MotivaImage® Centers.
Forward – Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can find many (but not all) of these statements by looking for words, such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this press release, and includes statements related to the expected growth in sales of Motiva Implants, product development and the PMA clinical trial currently being conducted to obtain approval of Motiva Implants in the U.S. Any statements that refer to projections of our future financial or operating performance, anticipated trends in our business, our goals, strategies, focus and plans, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results, are forward-looking statements. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this report, or that we may make orally or in writing from time to time, are expressions of our beliefs and expectations based on currently available information at the time such statements are made. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Although we believe that our assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results may differ from our expectations, and those differences may be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in the Company’s Form S-1, Form 10-Q and other filings made by the Company with the Securities and Exchange Commission. The risks included in those documents are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We are not undertaking any obligation to update any forward-looking statements. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

Investor Relations and Media Contact
Kaitlyn Rawlett
Weber Shandwick
krawlett@webershandwick.com